As filed with the Securities and Exchange Commission on July 27, 2011

Registration No. 333-175047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2775

Denver, Colorado 80202

(303) 633-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael S. Richards, Esq.

Vice President & General Counsel

370 17th Street, Suite 2775

Denver, Colorado 80202

(303) 633-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark, Esq.

Amy L. Bowler, Esq.

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

(303) 295-8000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 is being filed for the purpose of filing an updated opinion regarding legality by (Exhibit 5.1) and consent of (Exhibit 23.6) Holland & Hart LLP to the registration statement on Form S-3 (Commission File No. 333-175047). No changes are being made to Part I of the registration statement or to Items 14, 15, or 17 of Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the common units being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$17,415
Printing expenses	$20,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$75,000
Transfer agent fees and expenses	$20,000
Miscellaneous	$7,585

Total	$215,000

Item 15.	Indemnification of Directors and Officers.

Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of DCP Midstream Partners, LP provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	each entity’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of its general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director employee, agent or trustee of the general partner or any departing general partner or any affiliate of the general partner or any departing general partner; or

•

any person who is or was serving at the request of the general partner or any departing general partners or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

Any indemnification under these provisions will only be out of our assets. Our general partners will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We have purchased insurance against liabilities asserted against, and expenses incurred by, our and our subsidiaries’ directors and officers for our activities, and the activities of our subsidiaries, and may continue to do so regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Any underwriting or similar agreement entered into in connection with the sale of the common units offered pursuant to this registration statement will provide for indemnification of officers and directors of the general partner from and against certain liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

5.1*	Opinion of Holland & Hart LLP as to the legality of the common units being registered.

8.1**	Opinion of Holland & Hart LLP relating to tax matters.

23.1**	Consent of Deloitte & Touche LLP related to their report relating to (i) DCP Midstream Partners, LP’s Consolidated Financial Statements as of December 31, 2010, and (ii) the effectiveness of DCP Midstream Partners, LP’s internal control over financial reporting.

23.2**	Consent of Deloitte & Touche LLP related to their report relating to the combined financial statements of the Southeast Texas Midstream Business appearing in the Current Report on Form 8-K of the registrant dated June 17, 2011.

23.3**	Consent of Ernst & Young LLP related to their report on Discovery Producer Services LLC’s Consolidated Financial Statements as of December 31, 2010.

23.4**	Consent of UHY, LLP related to their report on Marysville Hydrocarbons Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2009 and 2008.

23.5**	Consent of UHY, LLP related to their report on EE Group, LLC as of and for the years ended December 31, 2009 and 2008.

23.6*	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).

23.7**	Consent of Holland & Hart LLP (contained in Exhibit 8.1 of original filing of this Form S-3).

24.1**	Power of Attorney (included on signature page of original filing of this Form S-3).

*	Filed herewith.
**	Previously filed.
†	To be filed as an exhibit to a current report on Form 8-K in connection with a specific offering.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during, any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of DCP Midstream Partners, LP’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 27, 2011.

DCP MIDSTREAM PARTNERS, LP,

By:	DCP MIDSTREAM GP, LP, its general partner

By:	DCP MIDSTREAM GP, LLC, its general partner

By:	*
Mark A. Borer
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2011
Mark A. Borer

*	Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2011
Angela A. Minas

*	Vice President and Controller (Principal Accounting Officer)	July 27, 2011
Gary D. Watkins

*	Chairman of the Board and Director	July 27, 2011
Thomas C. O’Connor

*	Director	July 27, 2011
Paul F. Ferguson, Jr.

*	Director	July 27, 2011
Alan N. Harris

Signature	Title	Date

*	Director	July 27, 2011
Donald G. Hrap

*	Director	July 27 2011
John E. Lowe

*	Director	July 27, 2011
Frank A. McPherson

*	Director	July 27, 2011
Thomas C. Morris

*	Director	July 27, 2011
Stephen R. Springer

*By:	/s/ Michael S. Richards
Michael S. Richards
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

5.1*	Opinion of Holland & Hart LLP as to the legality of the common units being registered.

8.1**	Opinion of Holland & Hart LLP relating to tax matters.

23.1**	Consent of Deloitte & Touche LLP related to their report relating to (i) DCP Midstream Partners, LP’s Consolidated Financial Statements as of December 31, 2010, and (ii) the effectiveness of DCP Midstream Partners, LP’s internal control over financial reporting.

23.2**	Consent of Deloitte & Touche LLP related to their report relating to the combined financial statements of the Southeast Texas Midstream Business appearing in the Current Report on Form 8-K of the registrant dated June 17, 2011.

23.3**	Consent of Ernst & Young LLP related to their report on Discovery Producer Services LLC’s Consolidated Financial Statements as of December 31, 2010.

23.4**	Consent of UHY, LLP related to their report on Marysville Hydrocarbons Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2009 and 2008.

23.5**	Consent of UHY, LLP related to their report on EE Group, LLC as of and for the years ended December 31, 2009 and 2008.

23.6*	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).

23.7**	Consent of Holland & Hart LLP (contained in Exhibit 8.1 of original filing of this Form S-3).

24.1**	Power of Attorney (included on signature page of original filing of this Form S-3).

*	Filed herewith.
**	Previously filed.
†	To be filed as an exhibit to a current report on Form 8-K in connection with a specific offering.